UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2011

ACACIA RESEARCH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-26068	95-4405754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Newport Center Drive Newport Beach, California		92660
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 480-8300

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 22, 2011, Acacia Research Group LLC (“Parent”), a Texas limited liability company and wholly-owned subsidiary of Acacia Research Corporation, and a newly formed, wholly-owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Agreement”) with a Delaware corporation holding no material assets other than its portfolio of patents (“Target”), pursuant to which Target will merge with and into Merger Sub with Target surviving as a wholly-owned subsidiary of Parent (the “Merger”).

Consummation of the Merger is subject to the expiration or termination of the applicable waiting periods, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Moreover, each party’s obligation to consummate the Merger is subject to certain other customary conditions, including, without limitation: (i) the accuracy of the other party’s representations and warranties (subject to customary materiality qualifiers) and (ii) the other party’s compliance with its covenants and agreements contained in the Agreement (subject to customary materiality qualifiers).

The Agreement may be terminated by the mutual written consent of the Parent and Target. In addition, Parent or Target may terminate in certain events, including, amongst others, if the closing has not occurred by March 15, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACACIA RESEARCH CORPORATION

Date: November 25, 2011	By:	/s/ Paul R. Ryan
Name: Paul R. Ryan
Title: Chairman and Chief Executive Officer